UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2023, Semtech Corporation, a Delaware corporation (“Semtech”), announced that Mohan Maheswaran intends to retire from his role as Semtech’s President and Chief Executive Officer. In connection with his retirement, Mr. Maheswaran and Semtech entered into a Transition and Retirement Agreement on March 14, 2023 (the “Transition and Retirement Agreement”). Mr. Maheswaran is expected to remain a member of Semtech’s Board of Directors (the “Board”) until his retirement as Semtech’s President and Chief Executive Officer.

Pursuant to the Transition and Retirement Agreement, Mr. Maheswaran has agreed to provide transition support to Semtech for a period of 18 months. Mr. Maheswaran will continue to serve as Chief Executive Officer of Semtech until the earlier of September 14, 2024 or a date determined by the Board. At such time, Mr. Maheswaran’s retirement as an officer and employee of Semtech will be effective and he will also retire as a member of the Board. Following his retirement and through September 14, 2024, Mr. Maheswaran will continue to provide transition support to Semtech as a consultant. Mr. Maheswaran will continue to be paid his base salary (at the current rate of $750,000 annually) through his retirement date and, pursuant to the Transition and Retirement Agreement, Mr. Maheswaran will be eligible to receive a target annual bonus for fiscal year 2024 ($937,500), pro-rated for the portion of fiscal year 2024 that he serves as Semtech’s Chief Executive Officer. No cash compensation is payable for the period of time Mr. Maheswaran provides consulting services under the Transition and Retirement Agreement. The Transition and Retirement Agreement also includes a general release of any claims by Mr. Maheswaran.

In connection with the Transition and Retirement Agreement, Semtech granted Mr. Maheswaran a restricted stock unit award with respect to 232,635 shares of Semtech common stock. The restricted stock units are scheduled to vest in six substantially equal installments (on a quarterly basis) over the 18-month transition period, with vesting subject to Mr. Maheswaran’s continued service, and his compliance with his other obligations under the Transition and Retirement Agreement, through the applicable vesting date. The outstanding and unvested restricted stock units subject to the award will accelerate and become fully vested upon Mr. Maheswaran’s death, a change in control of Semtech, or if Semtech terminates Mr. Maheswaran’s services during the 18-month transition period in certain circumstances not provided for in the Transition and Retirement Agreement.

The foregoing description of the Transition and Retirement Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Transition and Retirement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On March 16, 2023, Semtech issued a press release announcing the retirement of Mr. Maheswaran. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information contained in Item 7.01of this Current Report on Form 8-K (including the Exhibit described in this Item 7.01) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless Semtech specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Transition and Retirement Agreement, dated March 14, 2023, between Mohan Maheswaran and Semtech Corporation

99.1	Press Release of Semtech Corporation issued on March 16, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: March 16, 2023	By:	/s/ Emeka N. Chukwu
Name: Emeka N. Chukwu
Title: Chief Financial Officer